Exhibit 23.3

Consent of Independent Auditor

TELUS International (Cda) Inc.

Vancouver, British Columbia

Canada

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated November 4, 2020, relating to the combined financial statements of the Artificial Intelligence Business of LBT Acquisition, Inc., included in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-251993) and related Prospectus of TELUS International (Cda) Inc. for the registration of subordinate voting shares.

/s/ BDO USA, LLP

Boston, Massachusetts

February 2, 2021